UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K/A
Amendment No. 1 to Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	January 18, 2007

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02 of the Current Report on Form 8-K filed by Harley-Davidson, Inc. on January 18, 2007 is amended to read in its entirety as follows:

Item 2.02.      Results of Operations and Financial Condition.

        On January 18, 2007, Harley-Davidson, Inc. (the “Company”) issued a press release (the “Original Press Release”) announcing the Company’s fourth quarter and full year financial results for the financial period ended December 31, 2006. Also on January 18, 2007, the Company issued a revised version of this press release (the “Revised Press Release”) to correct a typographical error contained in the Original Press Release. The second sentence in the section entitled “Cash Flow” in the Original Press Release should have read “$761.8 million” rather than “$761.8 billion.” The revised sentence reads in its entirety as follows: “Cash flow from operations was $761.8 million and capital expenditures were $219.6 million during 2006.” A copy of the Revised Press Release is being furnished as Exhibit 99.1 to this Current Report.

Item 9.01 of the Current Report on Form 8-K filed by Harley-Davidson, Inc. on January 18, 2007 is amended to read in its entirety as follows for the purpose of furnishing the Revised Press Release referred to above, thereby replacing the Original Press Release as Exhibit 99.1 to this Current Report on Form 8-K:

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99.1)	Press Release of Harley-Davidson, Inc., dated January 18, 2007 (revised).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: January 18, 2007	By: /s/ Gail A. Lione
Gail A. Lione
Vice President, General Counsel and Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K/A
Dated January 18, 2007

Exhibit
Number

(99.1)	Press Release of Harley-Davidson, Inc., dated January 18, 2007 (revised).